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                           LOAN AND SECURITY AGREEMENT

                           Dated as of August 21, 1995

                                      Among

                        BANKAMERICA BUSINESS CREDIT, INC.

                                  as the Lender

                                       and

                         COMPRESSION LABS, INCORPORATED

                                 as the Borrower

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DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Account Debtor . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Adjusted Net Earnings from Operations  . . . . . . . . . . . . .   1
         Adjusted Tangible Assets . . . . . . . . . . . . . . . . . . . .   2
         Adjusted Tangible Net Worth  . . . . . . . . . . . . . . . . . .   2
         Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Anniversary Date . . . . . . . . . . . . . . . . . . . . . . . .   2
         Assigned Contracts . . . . . . . . . . . . . . . . . . . . . . .   2
         Availability . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Business Day . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Capital Expenditures . . . . . . . . . . . . . . . . . . . . . .   3
         Capital Lease  . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Contaminant  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Distribution . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         DOL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         Eligible Accounts  . . . . . . . . . . . . . . . . . . . . . . .   4
         Environmental Laws . . . . . . . . . . . . . . . . . . . . . . .   7
         Equipment  . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         ERISA Affiliate  . . . . . . . . . . . . . . . . . . . . . . . .   7
         ERISA Event  . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Event of Default . . . . . . . . . . . . . . . . . . . . . . . .   8
         Facility Fee . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Financial Statements . . . . . . . . . . . . . . . . . . . . . .   8
         Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         Intercompany Accounts  . . . . . . . . . . . . . . . . . . . . .   8
         Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         IRS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Latest Projections . . . . . . . . . . . . . . . . . . . . . . .   9
         Letter of Credit Agreement . . . . . . . . . . . . . . . . . . .   9
         Letter of Credit . . . . . . . . . . . . . . . . . . . . . . . .   9
         Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Multi-employer Plan  . . . . . . . . . . . . . . . . . . . . . .   9


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         Net Amount of Eligible Accounts  . . . . . . . . . . . . . . . .   9
         Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Participating Lender . . . . . . . . . . . . . . . . . . . . . .  10
         Patent and Trademark Assignment  . . . . . . . . . . . . . . . .  10
         Payment Account  . . . . . . . . . . . . . . . . . . . . . . . .  10
         PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Permitted Liens  . . . . . . . . . . . . . . . . . . . . . . . .  10
         Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Property . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Proprietary Rights . . . . . . . . . . . . . . . . . . . . . . .  12
         Public Authority . . . . . . . . . . . . . . . . . . . . . . . .  12
         Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Reference Rate . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Reportable Event . . . . . . . . . . . . . . . . . . . . . . . .  13
         Restricted Investment  . . . . . . . . . . . . . . . . . . . . .  13
         Reversions . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Revolving Loans  . . . . . . . . . . . . . . . . . . . . . . . .  13
         Security Interest  . . . . . . . . . . . . . . . . . . . . . . .  13
         Solvent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Total Facility . . . . . . . . . . . . . . . . . . . . . . . . .  14
         UCC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Unused Line Fee  . . . . . . . . . . . . . . . . . . . . . . . .  14
         Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . .  14
         Other Terms  . . . . . . . . . . . . . . . . . . . . . . . . . .  14

LOANS AND LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . .  14
         2.1     Total Facility . . . . . . . . . . . . . . . . . . . . .  14
         2.2     Revolving Loans  . . . . . . . . . . . . . . . . . . . .  14
         2.3     Letters of Credit  . . . . . . . . . . . . . . . . . . .  15

INTEREST AND OTHER CHARGES  . . . . . . . . . . . . . . . . . . . . . . .  15
         3.1     Interest . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.2     Unused Line Fee  . . . . . . . . . . . . . . . . . . . .  16
         3.3     Maximum Interest Rate  . . . . . . . . . . . . . . . . .  16
         3.4     Facility Fee . . . . . . . . . . . . . . . . . . . . . .  17
         3.5     Capital Adequacy . . . . . . . . . . . . . . . . . . . .  17

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PAYMENTS AND PREPAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.1     Revolving Loans  . . . . . . . . . . . . . . . . . . . .  17
         4.2     Place and Form of Payments; Extension of Time  . . . . .  17
         4.3     Application and Reversal of Payments . . . . . . . . . .  18
         4.4     Indemnity for Returned Payments  . . . . . . . . . . . .  18

BOOKS AND RECORDS; MONTHLY STATEMENTS . . . . . . . . . . . . . . . . . .  18
         5.1     Lender's Books and Records . . . . . . . . . . . . . . .  18
         5.2     Lender's Monthly Statements  . . . . . . . . . . . . . .  18

COLLATERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         6.1     Grant of Security Interest . . . . . . . . . . . . . . .  19
         6.2     Perfection and Protection of Security Interest . . . . .  19
         6.3     Location of Collateral . . . . . . . . . . . . . . . . .  19
         6.4     Title to, Liens on, and Sale and Use of Collateral . . .  20
         6.5     Intentionally Omitted. . . . . . . . . . . . . . . . . .  21
         6.6     Access and Examination . . . . . . . . . . . . . . . . .  21
         6.7     Insurance  . . . . . . . . . . . . . . . . . . . . . . .  21
         6.8     Collateral Reporting . . . . . . . . . . . . . . . . . .  22
         6.9     Accounts . . . . . . . . . . . . . . . . . . . . . . . .  22
         6.10    Collection of Accounts; Payments . . . . . . . . . . . .  23
         6.11    Inventory  . . . . . . . . . . . . . . . . . . . . . . .  24
         6.12    Equipment  . . . . . . . . . . . . . . . . . . . . . . .  24
         6.13    Assigned Contracts . . . . . . . . . . . . . . . . . . .  25
         6.14    Documents, Instruments, and Chattel Paper  . . . . . . .  26
         6.15    Right to Cure  . . . . . . . . . . . . . . . . . . . . .  26
         6.16    Power of Attorney  . . . . . . . . . . . . . . . . . . .  26
         6.17    Lender's Rights, Duties, and Liabilities . . . . . . . .  27

BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES . . . . . . . . . . . .  27
         7.1     Books and Records  . . . . . . . . . . . . . . . . . . .  27
         7.2     Financial Information  . . . . . . . . . . . . . . . . .  27
         7.3     Notices to Lender  . . . . . . . . . . . . . . . . . . .  29

GENERAL WARRANTIES AND REPRESENTATIONS  . . . . . . . . . . . . . . . . .  30
         8.1     Authorization, Validity, and Enforceability of this
                 Agreement and the Loan Documents . . . . . . . . . . . .  31
         8.2     Validity and Priority of Security Interest . . . . . . .  31
         8.3     Organization and Qualification . . . . . . . . . . . . .  31
         8.4     Corporate Name; Prior Transactions . . . . . . . . . . .  32
         8.5     Subsidiaries and Affiliates  . . . . . . . . . . . . . .  32
         8.6     Financial Statements and Projections . . . . . . . . . .  32
         8.7     Intentionally Omitted  . . . . . . . . . . . . . . . . .  32
         8.8     Solvency . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.9     Debt . . . . . . . . . . . . . . . . . . . . . . . . . .  32

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         8.10    Distributions  . . . . . . . . . . . . . . . . . . . . .  32
         8.11    Title to Property  . . . . . . . . . . . . . . . . . . .  33
         8.12    Intentionally Omitted  . . . . . . . . . . . . . . . . .  33
         8.13    Real Property; Leases  . . . . . . . . . . . . . . . . .  33
         8.14    Proprietary Rights Collateral  . . . . . . . . . . . . .  33
         8.15    Trade Names and Terms of Sale  . . . . . . . . . . . . .  33
         8.16    Litigation . . . . . . . . . . . . . . . . . . . . . . .  33
         8.17    Restrictive Agreements . . . . . . . . . . . . . . . . .  33
         8.18    Labor Disputes . . . . . . . . . . . . . . . . . . . . .  33
         8.19    Environmental Laws . . . . . . . . . . . . . . . . . . .  34
         8.20    No Violation of Law  . . . . . . . . . . . . . . . . . .  35
         8.21    No Default . . . . . . . . . . . . . . . . . . . . . . .  35
         8.22    ERISA Compliance . . . . . . . . . . . . . . . . . . . .  35
         8.23    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.24    Use of Proceeds  . . . . . . . . . . . . . . . . . . . .  36
         8.25    Private Offerings  . . . . . . . . . . . . . . . . . . .  36
         8.26    Broker's Fees  . . . . . . . . . . . . . . . . . . . . .  36
         8.27    No Material Adverse Change . . . . . . . . . . . . . . .  36
         8.28    Disclosure . . . . . . . . . . . . . . . . . . . . . . .  36

AFFIRMATIVE AND NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . .  37
         9.1     Taxes and Other Obligations  . . . . . . . . . . . . . .  37
         9.2     Corporate Existence and Good Standing  . . . . . . . . .  37
         9.3     Compliance with Law and Agreements . . . . . . . . . . .  37
         9.4     Maintenance of Property and Insurance  . . . . . . . . .  37
         9.5     Environmental Laws . . . . . . . . . . . . . . . . . . .  37
         9.6     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.7     Mergers, Consolidations, Acquisitions, or Sales  . . . .  38
         9.8     Distributions; Capital Changes . . . . . . . . . . . . .  38
         9.9     Transactions Affecting Collateral or Obligations . . . .  38
         9.10    Guaranties . . . . . . . . . . . . . . . . . . . . . . .  38
         9.11    Debt . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.12    Prepayment . . . . . . . . . . . . . . . . . . . . . . .  39
         9.13    Transactions with Affiliates . . . . . . . . . . . . . .  39
         9.14    Business Conducted . . . . . . . . . . . . . . . . . . .  39
         9.15    Liens  . . . . . . . . . . . . . . . . . . . . . . . . .  39
         9.16    Sale and Leaseback Transactions  . . . . . . . . . . . .  39
         9.17    New Subsidiaries . . . . . . . . . . . . . . . . . . . .  39
         9.18    Restricted Investments . . . . . . . . . . . . . . . . .  39
         9.19    Capital Expenditures . . . . . . . . . . . . . . . . . .  40
         9.20    Debt Ratio . . . . . . . . . . . . . . . . . . . . . . .  40
         9.21    Further Assurances . . . . . . . . . . . . . . . . . . .  40

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CLOSING; CONDITIONS TO CLOSING  . . . . . . . . . . . . . . . . . . . . .  40

         10.1    Conditions Precedent to Making of Loans on the
                 Closing Date  . . . . . . . . . . . . . . . . . . . . .   40
                 Representations and Warranties; Covenants  . . . . . . .  40
                 Delivery of Document . . . . . . . . . . . . . . . . . .  40
                 Termination of Liens . . . . . . . . . . . . . . . . . .  40
                 Environmental Compliance . . . . . . . . . . . . . . . .  40
                 Intentionally Omitted    . . . . . . . . . . . . . . . .  41
                 Payment of Fees and Expenses . . . . . . . . . . . . . .  41
                 Required Approvals . . . . . . . . . . . . . . . . . . .  41
                 No Material Adverse Change . . . . . . . . . . . . . . .  41
                 Proceedings  . . . . . . . . . . . . . . . . . . . . . .  41
                 Excess Availability  . . . . . . . . . . . . . . . . . .  41
         10.2    Conditions Precedent to Each Loan  . . . . . . . . . . .  41

DEFAULT; REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.1    Events of Default  . . . . . . . . . . . . . . . . . . .  42

REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

TERM AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         13.1    Initial Term of Agreement; Termination . . . . . . . . .  45

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         14.1    Cumulative Remedies; No Prior Recourse to Collateral . .  46
         14.2    No Implied Waivers . . . . . . . . . . . . . . . . . . .  46
         14.3    Severability . . . . . . . . . . . . . . . . . . . . . .  46
         14.4    Governing Law  . . . . . . . . . . . . . . . . . . . . .  46
         14.5    Consent to Jurisdiction and Venue; Service of Process  .  46
         14.6    Waiver of Jury Trial . . . . . . . . . . . . . . . . . .  47
         14.7    Arbitration; Reference Proceeding  . . . . . . . . . . .  47
         14.8    Survival of Representations and Warranties . . . . . . .  48
         14.9    Other Security and Guaranties  . . . . . . . . . . . . .  48
         14.10   Fees and Expenses  . . . . . . . . . . . . . . . . . . .  48
         14.11   Notices  . . . . . . . . . . . . . . . . . . . . . . . .  49
         14.12   Indemnification  . . . . . . . . . . . . . . . . . . . .  50
         14.13   Waiver of Notices  . . . . . . . . . . . . . . . . . . .  50
         14.14   Binding Effect; Assignment . . . . . . . . . . . . . . .  51
         14.15   Modification . . . . . . . . . . . . . . . . . . . . . .  51
         14.16   Counterparts . . . . . . . . . . . . . . . . . . . . . .  51
         14.17   Captions . . . . . . . . . . . . . . . . . . . . . . . .  51
         14.18   Right of Set-Off . . . . . . . . . . . . . . . . . . . .  51
         14.19   Participating Lender's Security Interests  . . . . . . .  51


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
                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT, dated as of August 21, 1995, is entered into by and between BankAmerica Business Credit, Inc., a Delaware corporation, with offices at Two North Lake Avenue, Suite 400, Pasadena, California 91101 (the "Lender") and Compression Labs, Incorporated, a Delaware corporation, with offices at 2860 Junction Avenue, San Jose, California 95134 (the "Borrower").


                               W I T N E S S E T H

         WHEREAS, the Borrower has requested the Lender to make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $15,000,000 which the Borrower will use for its working capital needs and general business purposes;

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrower and the Lender hereby agree as follows:


                                 1. DEFINITIONS

         As used herein:

                 "Account" means the Borrower's right to payment for a sale or lease and delivery of goods or rendition of services.

                 "Account Debtor" means each Person obligated in any way on or in connection with an Account.

                 "Adjusted Net Earnings from Operations" means, with respect to any fiscal period of the Borrower, the Borrower's and its Subsidiaries' net income on a consolidated basis after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, less any and all of the following included in such net income: (a) gain or loss arising from the sale of capital asset; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any corporation, substantially all the assets of which have been acquired by the Borrower in any manner, to the extent realized by such other corporation prior to the date of acquisition; (d) earnings of any business entity in which the Borrower has an ownership interest unless (and only to the extent) such earnings shall actually have been received by the Borrower in the form of cash distributions; (e) earnings of any Person to which assets of the Borrower shall have been sold, transferred or disposed of, or into which the Borrower shall have been merged, or which has been a party with the Borrower to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of the Borrower or from cancellation or forgiveness of Debt; and (g) gain arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction.

                 "Adjusted Tangible Assets" means all of the Borrower's assets except: (a) deferred assets, other than prepaid insurance and prepaid taxes; (b) patents, copyrights, trademarks, trade names, franchises, goodwill, and other similar intangibles; (c) Restricted Investments; (d) unamortized debt discount and expense; (e) assets of the Borrower constituting Intercompany Accounts; and (f) fixed assets to the extent of any write-up in the book value thereof resulting from a revaluation effective after the Closing Date.

                 "Adjusted Tangible Net Worth" means, at any date: (a) the book value (after deducting related depreciation, obsolescence, amortization, valuation, and other proper reserves as determined in accordance with GAAP) at which the Adjusted Tangible Assets would be shown on a balance sheet of the Borrower at such date prepared in accordance with GAAP less
(b) the amount at which the Borrower's liabilities would be shown on such balance sheet, including as liabilities all reserves for contingencies and other potential liabilities which would be shown on such balance sheet or disclosed in the notes thereto.

                 "Affiliate" means: (a) a Person which, directly or indirectly, controls, is controlled by or is under common control with, the Borrower; (b) a Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Borrower; or (c) a Person in which five percent of any class of the voting stock is beneficially owned or held, directly or indirectly, by the Borrower. The term control (including the terms "controlled by" and "under common control with"), means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the Person in question.

                 "Anniversary Date" means each anniversary of the Closing Date.

                 "Assigned Contracts" means, collectively, all of the Borrower's rights and remedies under, and all monies and claims for money due or to become due to the Borrower under, any material contracts, and any and all amendments, supplements, extensions, and renewals thereof including, without limitation, all rights and claims of the Borrower now or hereafter existing: (a) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (b) for any damages arising out of or for breach default under or in connection with the foregoing agreements; (c) to all other amounts from time to time paid or payable under or in connection with the foregoing agreements; or (d) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

                 "Availability" means at any time the lesser of (a) the Total Facility, or (b) eighty percent (80%) of the Net Amount of Eligible Accounts, minus the sum of:

                          (a) the unpaid balance of Revolving Loans at that
time;

                          (b) the aggregate undrawn face amount of all
outstanding Letters of Credit which the Lender has caused to be issued or obtained for the Borrower's account;

                          (c) reserves for the accrued but unpaid interest on
the Revolving Loans; and

                          (d) all other reserves which the Lender in its
reasonable discretion deems necessary to maintain with respect to the Borrower's account.

                 "Bank" means Bank of America National Trust and Savings Association in San Francisco, California.

                 "Business Day" means any day that is not a Saturday, Sunday, or day on which banks in San Francisco, California, are required or permitted to close.

                 "Capital Expenditures" means all payments due (whether or not paid) during a Fiscal Year in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which have a useful life of more than one year, including, without limitation, those arising in connection with the direct or indirect acquisition of such assets by way of increased product or service charges or offset items or in connection with Capital Leases.

                 "Capital Lease" means any lease of Property by the Borrower that, in accordance with GAAP, should be reflected as a liability on the balance sheet of the Borrower.

                 "Closing Date" means the date of this Agreement, being the date first written above.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Collateral" has the meaning given to such term in Section 6.1.

                 "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

                 "Debt" means all liabilities, obligations and indebtedness of the Borrower to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (a) the Borrower's liabilities and obligations to trade creditors; (b) all Obligations;
(c) all obligations and liabilities of any Person secured by any Lien on the Borrower's Property, even though the Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (d) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to Property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such Property; provided, however, that all such obligations and liabilities which are limited in recourse to such Property shall be included in Debt only to the extent of the book value of such Property as would be shown on a balance sheet of the Borrower prepared in accordance with GAAP; (e) all accrued pension fund and other employee benefit plan obligations and liabilities; (f) all obligations and liabilities under Guaranties; and (g) deferred taxes.

                 "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of Property in respect of capital stock of such corporation, other than distributions in capital stock of the same class; or (b) the redemption or other acquisition of any capital stock of such corporation.

                 "DOL" means the United States Department of Labor or any successor department or agency.

                 "Eligible Accounts" means those Accounts which are not ineligible as the basis for Revolving Loans, based on the following criteria and on such other criteria as the Lender may from time to time establish in its reasonable commercial discretion. Without intending to limit such discretion, Eligible Accounts shall not include any Account:

                          (a) with respect to which payment is more than sixty
(60) days past due, or with respect to which more than ninety (90) days have elapsed since its invoice date;

                          (b) with respect to which any of the representations,
warranties, covenants, and agreements contained in this Agreement are not or have ceased to be correct or have been breached;

                          (c) with respect to which, in whole or in part, a
check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

                          (d) which represents a progress billing (as
hereinafter defined) or as to which the Borrower has extended, other than in the normal course of Borrower's business but in no event more than ninety (90) days from the original invoice date, the time for payment without the consent of the Lender; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's completion of any further performance under the contract or agreement;

                          (e) which arises from a lease or the provision of
research and development services, or which is a contra account, or is subject to a manual credit memorandum accrual or arises from the provision of maintenance services;

                          (f) as to which any one or more of the following
events has occurred with respect to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including, without limitation, the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; or the cessation of the business of the Account Debtor as a going concern;

                          (g) if the aggregate dollar amount of all Accounts
owed by the Account Debtor thereon exceeds 15% of all Accounts, but only to the extent such Accounts exceed such limit;

                          (h) owed by an Account Debtor which: (i) does not
maintain its chief executive office in the United States; or (ii) is not organized under the laws of the United States or any state thereof; or (iii) the Account Debtor is located in a foreign country; or (iv) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit acceptable to Lender;

                          (i) owed by an Account Debtor which is an Affiliate or
employee of the Borrower;

                          (j) except as provided in (k) below, as to which
either the perfection, enforceability, or validity of the Security Interest in such Account, or the Lender's right or ability to obtain direct payment to the Lender of the Proceeds of such Account, is governed by any federal, state, or local statutory requirements other than those of the UCC;

                          (k) which is owed by an Account Debtor to which the
Borrower is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Lender to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

                          (l) which is owed by the government of the United
States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended, and any other steps necessary to perfect the Lender's Security Interest therein, have been complied with to the Lender's satisfaction with respect to such Account;

                          (m) Intentionally Omitted

                          (n) which arises out of a sale to an Account Debtor on
a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

                          (o) which is evidenced by a promissory note or other
instrument or by chattel paper;

                          (p) if fifty percent (50%) or more of the aggregate
dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classifies as ineligible under the other criteria set forth herein;

                          (q) with respect to which the Account Debtor is
located in the states of New Jersey, Minnesota, West Virginia, or any other state requiring the filing of a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtors in the courts or through any judicial process of such state, unless Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

                          (r) arises out of a sale not made in the ordinary
course of the Borrower's business;

                          (s) the goods giving rise to such Account have not
been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower, and, if applicable, accepted by the Account Debtor, or the Account debtor revokes its acceptance of such goods or services;

                          (t) which is not subject to a first priority and
perfected security interest in favor of the Lender; or

                          (u) if Lender believes in its reasonable credit
judgment that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay.

         If any Account at any time ceases to be an Eligible Account by reason of any of the foregoing exclusions or any failure to meet any other eligibility criteria established by the Lender in the exercise of its reasonable discretion then such Account shall promptly be excluded from the calculation of Eligible Accounts.

                 "Environmental Laws" means all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety, hazardous substances, and environmental matters applicable to the Borrower's business and facilities (whether or not owned by it). Such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., as amended; the Clean Water Act, 33 U.S.C.
Section 466 et seq., as amended; the Clean Air Act, 4S U.S.C. Section 7401 et seq., as amended; state and federal superlien and environmental cleanup programs; and U.S. Department of Transportation regulations.

                 "Environmental Lien" means a Lien in favor of any Public Authority for (a) any liability under any Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                 "Equipment" means all of the Borrower's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including, without limitation, data processing hardware and software, motor vehicles, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower and all of the Borrower's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

                 "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

                 "Event" means any event or condition which, with notice, the passage of time, or any combination thereof, would constitute an Event of Default.

                 "Event of Default" has the meaning given to such term in
Section 11.1.

                 "Facility Fee" has the meaning given to such term in Section
3.4.

                 "Financial Statements" means, according to the context in which it is used, the financial statements attached hereto as Exhibit B-1, or any financial statements required to be given to the Lender pursuant to Section 7.2(a), (b), and (c), or any combination thereof.

                 "Fiscal Quarter" means the fiscal quarters of the Borrower ending on March 31, June 30, September 30, and December 31 of each year.

                 "Fiscal Year" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on December 31, 1995.

                 "GAAP" means at any particular time generally accepted accounting principles as in effect at such time.

                 "Guaranty" by any Person means all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligation of any other Person (the "guaranteed obligations"), or to assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including, without limitation, any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any Property constituting security therefor; (b) to advance or supply funds for the purchase or Payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; (c) to lease Property or to purchase any debt or equity securities or other Property or services.

                 "Intercompany Accounts" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with, any Affiliate.

                 "Inventory" means all of the Borrower's now owned and hereafter acquired inventory, goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work-in-process, finished goods, returned goods, and materials and supplies of any kind, nature or description which are or might be used or consumed in the Borrower's business or used in connection the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

                 "IRS" means the Internal Revenue Service or any successor agency.

                 "Latest Projections" means: (a) on the Closing Date and thereafter until the Lender receives new projections pursuant to Section 7.2(f), the projections of the Borrower's monthly financial condition, results of operations, and cash flow for the Fiscal Year ending December 31, 1995, attached hereto as Exhibit B-2; and (b) thereafter, the projections most recently received by the Lender pursuant to Section 7.2(f).

                 "Letter of Credit Agreement" has the meaning specified in
Section 2.3.

                 "Letter of Credit" has the meaning specified in Section 2.3.

                 "Lien" means: (a) any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement,security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting Property.

                 "Loans" means, collectively, all loans and advances provided for in Article 2 below.

                 "Loan Documents" means this Agreement, the Letter of Credit Agreement, the Patent and Trademark Assignments, and all other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Security Interest, or any other aspect of the transactions contemplated by this Agreement.

                 "Multi-employer Plan" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

                 "Net Amount of Eligible Accounts" means the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

                 "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and Debts owing by the Borrower to the Lender, whether or not arising under this Agreement, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment from others, and any participation by the Lender in the Borrower's debts owing to others). absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all interest, charges, expenses, fees, reasonable attorneys fees, filing fees and any other sums chargeable to the Borrower hereunder, under another Loan Document, or under any other agreement or instrument with the Lender. "Obligations" includes, without limitation, all debts, liabilities, and obligations now or hereafter owing from Borrower to Lender under or in connection with the Letters of Credit and the Letter of Credit Agreement.

                 "Participating Lender" means any Person who shall have been granted the right by the Lender to participate in the Loans and who shall have entered into a participation agreement in form and substance satisfactory to the Lender.

                 "Patent and Trademark Assignment" means the Collateral Assignment of Patents (Security Agreement) and the Collateral Assignment of Trademarks (Security Agreement), each dated as of the date hereof, executed and delivered by the Borrower to the Lender pursuant to Sections 6.2 and 10.2 to evidence and perfect the Lender's Security Interest in the Borrower's present and future patents, trademarks, and related licenses and rights.

                 "Payment Account" means each blocked bank account or bank account associated with a lock box, established pursuant to Section 6.10, to which the funds of the Borrower (including, without limitation, Proceeds of Accounts and other Collateral) are deposited or credited, and which is maintained in the name of the Lender or the Borrower, as the Lender may determine, on terms acceptable to the Lender.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to the functions thereof.

                 "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiple-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

                 "Permitted Liens" means: (a) Liens for taxes not yet payable or Liens for taxes being contested in good faith by appropriate proceedings diligently pursued, provided that a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor on the applicable Financial Statements and that a stay of enforcement of any such Lien is in effect; (b) Liens in favor of the Lender;
(c) mechanics and materialmen's liens securing Debt not yet past due; (d) Liens upon Equipment granted in connection with the acquisition of such Equipment by the Borrower after the date hereof, provided that (i) the cost of each such acquisition constitutes a Capital Expenditure permitted by Section 9.19, and
(ii) each such Lien attaches only to the Equipment acquired with the Debt secured thereby; (e) Liens securing capital lease obligations on the assets subject to such capital leases; (f) Liens on equipment leased by Borrower pursuant to an operating lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such equipment (including Liens arising from UCC financing statements regarding leases permitted by this Agreement); (g) Liens arising from judgments, decrees or attachments to the extent and only so long as
(i) such judgment, decree, or attachment has not caused or resulted in an Event of Default, and (ii) such liens have been stayed or bonded; (h) easements, reservations, rights-of-way, restrictions, minor defects, or irregularities in title, and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of Borrower; (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; (j) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff, or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (k) Liens, not otherwise permitted, which Liens do not in the aggregate exceed $250,000 at any time; and (l) Liens reflected on Exhibit A hereto.

                 "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, Public Authority, or any other entity.

                 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower sponsors or maintains or to which the Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                 "Premises" means the land identified by addresses on Schedule
8.13 together with all buildings, improvements, and fixtures thereon and all tenements, hereditament, and appurtenances belonging or in any way appertaining thereto, and which constitutes all of the real property in which the Borrower has any interests on the Closing Date.

                 "Proceeds" means all products and proceeds of any Collateral, and all proceeds of such proceeds and products, including, without limitation, all cash and credit balances, all payments under any indemnity, warranty, or guaranty payable with respect to any Collateral, all awards for taking by eminent domain, all proceeds of fire or other insurance, and all money and other Property obtained as a result of any claims against third parties or any legal action or proceeding with respect to Collateral.

                 "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                 "Proprietary Rights" means all of the Borrower's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, trade names, trade styles, patent and trademark applications and licenses and rights thereunder, including without limitation those patents, trademarks and copyrights set forth on Schedule 8.14 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present, and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill; customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, and contract rights relating to computer software programs, in whatever form created or maintained.

                 "Public Authority" means the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

                 "Receivables" means all of the Borrower's now owned and hereafter arising or acquired: Accounts (whether or not earned by performance), including Accounts owed to the Borrower by any of its Subsidiaries or Affiliates, together with all interest, late charges, penalties, collection fees, and other sums which shall be due and payable in connection with any Account; proceeds of any letters of credit naming the Borrower as beneficiary; contract rights, chattel paper, instruments, documents, general intangibles (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, and Reversions and other amounts payable to the Borrower from or with respect to any Plan) and all forms of obligations owing to the Borrower (including, without limitation, in respect of loans, advances, and extensions of credit by the Borrower to its Subsidiaries and Affiliates); guarantees and other security for any of the foregoing; goods represented by or the sale, lease or delivery of which gave rise to any of the foregoing; merchandise returned to or repossessed by the Borrower and rights of stoppage in transit, replevin, and reclamation; and other rights or remedies of an unpaid vendor, lienor, or secured party.

                 "Reference Rate" means the rate of interest publicly announced from time to time by the Bank at its headquarters in San Francisco, California, as its reference rate. It is a rate set by the Bank based upon various factors including Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. However, the Bank may price loans at, above, or below such announced rate. Any changes in the Reference Rate shall take effect on the day specified in the public announcement of such change.

                 "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any of the Premises or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Premises or other property.

                 "Reportable Event" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                 "Restricted Investment" means any acquisition of Property by the Borrower or any of its Subsidiaries in exchange for cash or other Property, whether in the form of an acquisition of Stock, debt security, or other indebtedness or obligation, or the purchase or acquisition of any other Property, or by loan, advance, capital contribution, or subscription, except acquisitions of the following: (a) fixed assets to be used in the business of the Borrower, so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) current assets arising from the sale or lease of goods or rendition of services in the ordinary course of business of the Borrower; (c) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (d) certificates of deposit maturing within one year from the date of acquisition, bankers acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States or any state thereof having capital and surplus aggregating at least $100,000,000; (e) commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof; (f) investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (g) investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (h) investments in foreign Subsidiaries in an amount not to exceed $2,000,000 in the aggregate; (i) investments in United States Subsidiaries in an amount not to exceed $150,000 per subsidiary; and (j) other investments not otherwise permitted aggregating not in excess of $1,000,000 at any time.

                 "Reversions" means any funds which may become due to the Borrower in connection with the termination of any Plan or other employee benefit plan.

                 "Revolving Loans" has the meaning specified in Section 2.2.

                 "Security Interest" means collectively the Liens granted to the Lender in the Collateral pursuant to this Agreement, the other Loan Documents, or any other agreement or instrument.

                 "Solvent" shall mean when used with respect to any Person that:
(a) the fair value of all its Property is in excess of the total amount of its debts (including contingent liabilities); (b) it is able to pay its debts as they mature; and (c) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

                 "Subsidiary" means any corporation of which more than 50% of the outstanding securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions), is at the time, directly or indirectly through one or more intermediaries, owned by the Borrower and/or one or more of its Subsidiaries.

                 "Total Facility" means $15,000,000.

                 "UCC" means the Uniform Commercial Code (or any successor statute) of the state of California or of any other state the laws of which are required by Section 9-103 thereof to be applied in connection with the issue of perfection of security interests.

                 "Unused Line Fee" has the meaning specified in Section 3.2.

                 Accounting Terms Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

                 Other Terms All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine, or neuter pronoun shall also include the other genders.


                         2. LOANS AND LETTERS OF CREDIT

                 2.1 Total Facility. Subject to all of the terms and conditions of this Agreement, the Lender shall make available a total credit facility of up to the Total Facility for Borrower's use from time to time during the term of this Agreement. The Total Facility shall be comprised of a revolving line of credit and letters of credit up to the limits of the Availability, as described in Sections 2.2 and 2.3.

                 2.2 Revolving Loans. The Lender shall, upon the Borrower's request from time to time, make revolving loans (the "Revolving Loans") to the Borrower up to the limits of the Availability. The Lender, in its discretion, may elect to exceed the limits of the Availability on one or more occasions, but if it does so, the Lender shall not be deemed thereby to have changed the limits of the Availability or to be obligated to exceed the limits of the Availability on any other occasion. If the unpaid balance of the Revolving Loans exceeds the Availability (determined for this purpose as if the amount of the Revolving Loans were zero), then the Lender may refuse to make or otherwise restrict Revolving Loans on such terms as the Lender determines until such excess has been eliminated. The Borrower may request Revolving Loans either orally or in writing. Each oral request for a Revolving Loan shall be conclusively presumed to be made by a person authorized by the Borrower to do so and the crediting of a Revolving Loan to the Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loan as provided herein. The Lender will charge all Revolving Loans and other Obligations to a loan account of the Borrower maintained with the Lender. All fees, commissions, costs, expenses, and other charges under or pursuant to the Loan Documents, and all payments made and out-of-pocket expenses incurred by Lender pursuant to the Loan Documents, will be charged as Revolving Loans to the Borrower's loan account as of the date due from the Borrower or the date paid or incurred by the Lender, as the case may be.

                 2.3 Letters of Credit. The Lender shall, upon the Borrower's request from time to time, cause documentary and standby letters of credit to be issued for the Borrower's account (the "Letters of Credit"). The Lender will not cause to be opened any Letter of Credit if: (a) the maximum face amount of the requested Letter of Credit, plus the aggregate undrawn face amount of all outstanding Letters of Credit, would exceed $1,500,000; or (b) the maximum face amount of the requested Letter of Credit, and all commissions, fees, and charges due from the Borrower to the Lender in connection with the opening thereof, would cause the Availability to be exceeded at such time. The Letters of Credit shall be governed by a Letter of Credit Financing Agreement Supplement to Loan and Security Agreement between the Lender and the Borrower ("Letter of Credit Agreement"), in addition to the terms and conditions hereof. All payments made and expenses incurred by the Lender pursuant to or in connection with the Letters of Credit and the Letter of Credit Agreement will be charged to the Borrower's loan account as Revolving Loans.


                          3. INTEREST AND OTHER CHARGES

                 3.1 Interest. (a) The Borrower shall pay the Lender interest on the unpaid principal balance of the Revolving Loans (including, to the extent permitted by law, on interest thereon not paid when due) at a fluctuating per annum rate equal to one percent (1.0%) plus the Reference Rate. Each change in the Reference Rate shall be reflected in the foregoing interest rates as of the effective date of such change. Interest charges shall be computed on the basis of a year of 360 days and actual days elapsed and will be payable to the Lender on the first day of each month hereafter.

                          (b) If any Event of Default occurs, then, from the
date such Event of Default occurs until it is cured, or if not cured until all Obligations are paid and performed in full, the Borrower will pay interest on the unpaid principal balance of the Revolving Loans at a per annum rate two percent (2.0%) greater than the rate of interest otherwise specified herein, and the Letter of Credit Fee shall be increased to three and one-half percent (3.5%) per annum for standby Letters of Credit and two and one-half percent (2.5%) per annum for documentary Letters of Credit.

                          (c) In the event the Borrower and its Subsidiaries, on
a consolidated basis, incur net quarterly losses, as determined in accordance with GAAP, in excess of $1,000,000 on a cumulative basis for the period beginning July 1, 1995, the interest on the unpaid principal balance of the Revolving Loans shall increase, without further notice, to a fluctuating per annum rate equal to one and one-half percent (1.5%) plus the Reference Rate, effective as of the first day of the Fiscal Quarter in which the Borrower and its Subsidiaries have incurred such cumulative quarterly losses. In the event that, following the imposition of the increased interest rate provided for in the previous sentence, the Borrower and its Subsidiaries, on a consolidated basis, reduce their cumulative quarterly losses from July 1, 1995 to the date of calculation to $500,000 or less, the interest rate shall revert, without further notice, to a fluctuating per annum rate equal to one percent (1%) plus the Reference Rate, effective as of the first day of the Fiscal Quarter in which the Borrower and its Subsidiaries have reduced such cumulative losses.

                 3.2 Unused Line Fee. For every month during the term of this Agreement, the Borrower shall pay the Lender a fee (the "Unused Line Fee") in an amount equal to three-eighths of one percent (0.375%) per annum, multiplied by the average daily outstanding amount by which the Total Facility exceeds the sum of (i) the average daily outstanding amount of Revolving Loans and (ii) the undrawn face amount of all outstanding Letters of Credit during such month, with the unpaid balance calculated for this purpose by applying payments immediately upon receipt. Such a fee, if any, shall be calculated on the basis of a year of three hundred sixty (360) days and actual days elapsed, and shall be payable to the Lender on the first day of each month with respect to the prior month.

                 3.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder exceed the maximum rate permissible for corporate borrowers under applicable law for loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations under this Agreement, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 3.3, have been paid or accrued if the interest rates otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rates otherwise set forth in this Agreement, at all times, been in effect and (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court determines that the Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Lender shall refund to the Borrower such excess.

                 3.4 Facility Fee. The Borrower will pay the Lender on the Closing Date a facility fee of $56,250 (the "Facility Fee"). The Lender and the Borrower agree that the Facility Fee shall be financed by the Lender as a Revolving Loan.

                 3.5 Capital Adequacy. If as a result of any regulatory change directly or indirectly affecting the Lender or any of the Lender's affiliated companies there shall be imposed or deemed applicable any tax, reserve, special deposit, minimum capital, capital ratio, or similar requirement against or with respect to or measured by reference to loans made or to be made hereunder, or to Letters of Credit issued pursuant to the Letter of Credit Agreement, and the result shall be to increase the cost to the Lender or to any of the Lender's affiliated companies of making or maintaining any loan or Letter of Credit hereunder, or reduce any amount receivable, or shall be the result of the Lender's or the Lender's affiliated company's reasonable allocation among all affected customers of the aggregate of such increase or reductions resulting from such event, then, within ten (10) days after receipt by the Borrower of a certificate from Lender containing the information described in this Section 3.5 which shall be delivered to the Borrower, the Borrower agrees from time to time to pay the Lender such additional amounts as shall be sufficient to compensate the Lender or any of the Lender's affiliated companies for such increased costs or reductions in amounts which the Lender determines in the Lender's sole discretion are material. Notwithstanding the foregoing, all such amounts shall be subject to the provisions of Section 3.3. The certificate requesting compensation under this Section 3.5 shall identify the regulatory change which has occurred, the requirements which have been imposed, modified or deemed applicable, the amounts of such additional cost or reduction in the amount receivable and the way in which such amount has been calculated.


                           4. PAYMENTS AND PREPAYMENTS

                 4.1 Revolving Loans. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, upon the termination of this Agreement for any reason. In addition, and without limiting the generality of the foregoing, the Borrower shall pay to the Lender, on demand, the amount by which the unpaid principal balance of the Revolving Loans at any time exceeds the Availability (determined for this purpose as if the amount of the Revolving Loans were zero).

                 4.2 Place and Form of Payments; Extension of Time. All payments of principal, interest, premium, and other sums due to the Lender shall be made at the Lender's address set forth in Section 14.11. Except for Proceeds received directly by the Lender, all such payments shall be made in immediately available funds. If any payment of principal, interest, premium, or other sum to be made hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable interest rate during such extension.

                 4.3 Application and Reversal of Payments. The Lender shall determine in its sole discretion the order and manner in which Proceeds of Collateral and other payments that the Lender receives are applied to the Revolving Loan, interest thereon, and the other Obligations, and the Borrower hereby irrevocably waives the right to direct the application of any payment or Proceeds. The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such Proceeds and payments to any portion of the Obligations.

                 4.4 Indemnity for Returned Payments. IF AFTER RECEIPT OF ANY PAYMENT WHICH IS APPLIED TO THE PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS, THE LENDER IS FOR ANY REASON COMPELLED TO SURRENDER SUCH PAYMENT TO ANY PERSON BECAUSE SUCH PAYMENT IS INVALIDATED, DECLARED FRAUDULENT, SET ASIDE, DETERMINED TO BE VOID OR VOIDABLE AS A PREFERENCE, IMPERMISSIBLE SETOFF, OR A DIVERSION OF TRUST FUNDS, OR FOR ANY OTHER REASON, THEN: THE OBLIGATIONS OR PART THEREOF INTENDED TO BE SATISFIED SHALL BE REVIVED AND CONTINUE AND THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AS IF SUCH PAYMENT HAD NOT BEEN RECEIVED BY THE LENDER AND THE BORROWER SHALL BE LIABLE TO PAY TO THE LENDER AND HEREBY DOES INDEMNIFY THE LENDER AND HOLD THE LENDER HARMLESS FOR THE AMOUNT OF SUCH PAYMENT SURRENDERED. The provisions of this Section 4.4 shall be and remain effective notwithstanding any contrary action which may have been taken by the Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 4.4 shall survive the termination of this Agreement.


                    5. BOOKS AND RECORDS; MONTHLY STATEMENTS.

         5.1 Lender's Books and Records. The Borrower agrees that the Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute prima facie proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument.

         5.2 Lender's Monthly Statements. The Lender will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and as an account stated (except for reversals and reapplications of payments made as provided in Section 4.3 and corrections of errors discovered by the Lender), unless the Borrower notifies the Lender in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.


                                  6. COLLATERAL

                 6.1 Grant of Security Interest. (a) As security for the Obligations, the Borrower hereby grants to the Lender a continuing security interest in, lien on, and assignment of: (i) all Receivables, Inventory, Equipment, Assigned Contracts, Proprietary Rights and Proceeds, wherever located and whether now existing or hereafter arising or acquired; (ii) all moneys, securities and other property and the Proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for the Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, including, without limitation, all of the Borrower's deposit accounts, credits, and balances with the Lender and all claims of the Borrower against the Lender at any time existing; (iii) all of the Borrower's deposit accounts with any financial institutions with which the Borrower maintains deposits; and (iv) all books, records and other Property relating to or referring to any of the foregoing, including, without limitation, all books, records, ledger cards, data processing records, computer software and other property and general intangibles at any time evidencing or relating to the Receivables, Inventory, Equipment, Assigned Contracts, Proprietary Rights, Proceeds, and other property referred to above (all of the foregoing and all other property in which the Lender may at any time be granted a Lien, being herein collectively referred to as the "Collateral"). The Lender shall have all of the rights of a secured party with respect to the Collateral under the UCC and other applicable laws.

                          (b) All Obligations shall constitute a single loan
secured by the Collateral. The Lender may, in its sole discretion, (i) exchange, waive, or release any of the Collateral, (ii) when an Event of Default occurs and is continuing, apply Collateral and direct the order or manner of sale thereof as the Lender may determine, and (iii) when an Event of Default occurs and is continuing, settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Lender's right to take any other action with respect to any other Collateral.

                 6.2 Perfection and Protection of Security Interest. The Borrower shall, at its expense, perform all reasonable steps requested by the Lender at any time to perfect, maintain, protect, and enforce the Security Interest including, without limitation: (a) executing and recording of the Patent and Trademark Assignments and executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Lender; (b) delivering, upon request, to the Lender the original certificates of title for motor vehicles with the Security Interest properly endorsed thereon; (c) delivering, upon request, to the Lender the originals of all instruments other than negotiable instruments received in the ordinary course of business, documents, and chattel paper, and all other Collateral of which the Lender determines it should have physical possession in order to perfect and protect the Security Interest therein, duly endorsed or assigned to the Lender without restriction; (d) delivering, upon request, to the Lender warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (e) when an Event of Default occurs and is continuing, transferring Inventory to warehouses designated by the Lender; (f) placing notations on the Borrower's books of account to disclose the Security Interest; (g) executing and delivering to the Lender a security agreement relating to the Reversions in form and substance satisfactory to the Lender; (h) delivering, upon request, to the Lender all letters of credit on which the Borrower is named beneficiary; and (i) taking such other reasonable steps as are deemed necessary by the Lender to maintain the Security Interest. To the extent permitted by applicable law, the Lender may file, without the Borrower's signature, one or more financing statements disclosing the Security Interest. The Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, then the Borrower shall notify the Lender thereof and shall notify such Person of the Security Interest in such Collateral and, upon the Lender's request when an Event of Default occurs and is continuing, instruct such Person to hold all such Collateral for the Lender's account subject to the Lender's instructions. If at any time any Collateral is located on any Premises that are not owned by the Borrower, then the Borrower shall use reasonable efforts to obtain written waivers, in form and substance satisfactory to the Lender, of all present and future Liens to which the owner or lessor or any mortgagee of such premises may be entitled to assert against the Collateral. From time to time, the Borrower shall, upon Lender's request, execute and deliver confirmatory written instruments pledging to the Lender the Collateral, but the Borrower's failure to do so shall not affect or limit the Security Interest or the Lender's other rights in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Security Interest shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

                 6.3 Location of Collateral. The Borrower represents and warrants to the Lender that: (a) Schedule 6.3 hereto is a correct and complete list of the Borrower's chief executive office, the location of its books and records, the locations of the Collateral, and the location's of all of its other places of business and (b) Schedule 6.3 correctly identifies any of such facilities and locations that are now owned by the Borrower and sets forth the names of the owners and lessors or sub-lessors of such facilities and locations. The Borrower covenants and agrees that it will not maintain any Collateral at any location other than those listed on Schedule 6.3, and it will not otherwise change or add to any of such locations, unless it gives the Lender prior written notice thereof and executes any and all financing statements and other documents that the Lender requests in connection therewith.

                 6.4 Title to, Liens on, and Sale and Use of Collateral.
The Borrower represents and warrants to the Lender that: (a) all Collateral is and will continue to be owned by the Borrower free and clear of all Liens whatsoever, except for the Security Interest and other Permitted Liens; (b) the Security Interest will not be subject to any prior Lien except for Permitted Liens, if any; (c) the Borrower will use, store, and maintain the Collateral with all reasonable care and will use the Collateral for lawful purposes only; and

(d) the Borrower will not, without the Lender's prior written approval, sell, or dispose of or permit the sale or disposition of any Collateral, except for sales of Inventory in the ordinary course of business and as permitted by Section
6.12. The inclusion of Proceeds in the Collateral shall not be deemed the Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

                 6.5      Intentionally Omitted.

                 6.6 Access and Examination. The Lender may at all reasonable times have access to, examine, audit, make extracts from and inspect the Borrower's records, files, and books of account and the Collateral and may discuss the Borrower's affairs with the Borrower's officers and management. The Borrower will deliver to the Lender any instrument necessary for the Lender to obtain records from any service bureau maintaining records for the Borrower. The Lender may, at any time when an Event of Default exists and at the Borrower's expense, make copies of all of the Borrower's books and records, or require the Borrower to deliver such copies to the Lender. If an Event of Default has occurred and is continuing, the Lender may, without expense to the Lender, use such of the Borrower's personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Security Interest. Lender shall have the right, at any time, in the name of a nominee of the Lender to verify the validity and amount of the Accounts, by mail or telephone.

                 6.7 Insurance. The Borrower shall insure the Collateral against loss or damage by fire with extended coverage, theft, burglary, pilferage, loss in transit, and such other hazards as the Lender shall specify, in amounts, under policies and by insurers acceptable to the Lender. Borrower shall also maintain flood insurance for any Equipment and Inventory located in an area designated as a "flood prone" or a "flood risk area," (hereinafter "SFHA"), as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Lender. The Borrower shall cause the Lender to be named in each such policy as secured party or mortgagee and loss payee or additional insured, in a manner reasonably acceptable to the Lender. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Lender in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Lender shall not be impaired or invalidated by any act or neglect of the Borrower or the owner of any premises where Collateral is located nor by the occupation of such premises for purposes more hazardous than are permitted by such policy. The Borrower shall pay, upon Lender's request, all reasonable fees incurred by the Lender to determine whether any of the Collateral is located in a SFHA. The Borrower shall also pay all premiums for such insurance when due, and shall deliver to the Lender certificates of insurance and, if requested, photocopies of the policies. If the Borrower fails to pay such fees or to procure such insurance or the premiums therefor when due, the Lender may (but shall not be required to) do so and charge the costs thereof to the Borrower's loan account as a Revolving Loan. The Borrower shall promptly notify the Lender of any loss, damage, or destruction to the Collateral or arising from its use, whether or not covered by insurance. The Lender is hereby authorized to collect all insurance proceeds directly. After deducting from such proceeds the expenses, if any, incurred by Lender in the collection or handling thereof, the Lender may apply such proceeds to the reduction of the Obligations in such order as Lender determines, or at the Lender's option may permit the Borrower to use such money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

                 6.8 Collateral Reporting. The Borrower will provide the Lender with the following documents at the following times in form satisfactory to the
Lender: (a) on a weekly basis, a schedule of Accounts created since the last such schedule; (b) on a weekly basis, a schedule or remittance advices, credit memos and reports, and a schedule of collections of accounts receivable; (c) upon request, copies of invoices, credit memos, shipping and delivery documents;
(d) monthly ageings of accounts receivable; (e) monthly inventory reports by category; (f) upon request, monthly perpetual inventory reports; (g) monthly ageings of accounts payable; (h) upon request, copies of purchase orders, invoices, and delivery documents for Inventory and Equipment acquired by the Borrower; (i) such other reports as to the Collateral as the Lender shall request from time to time; and (j) certificates of an officer of the Borrower certifying as to the foregoing. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower shall, upon the request of Lender, authorize such service or agent to deliver such records, reports, and related documents to the Lender.

                 6.9 Accounts. (a) The Borrower hereby represents and warrants to the Lender and agrees with the Lender that: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by the Borrower, or rendition of services by the Borrower, in the ordinary course of the Borrower's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Lender, without offset, deduction, defense, or counterclaim; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Lender in accordance with this Agreement;
(iv) each copy of an invoice delivered to the Lender by the Borrower will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in each invoice will have been delivered to the Account Debtor and all services of the Borrower described in each invoice will have been performed.

                          (b) The Borrower shall not re-date any invoice or sale
or make sales on extended dating beyond that customary in the Borrower's business or extend or modify any Account. If the Borrower becomes aware of any matter affecting any Account, including information regarding the Account Debtor's creditworthiness, the Borrower will promptly so advise the Lender.

                          (c) The Borrower shall not accept any note or other
instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Lender's written consent. If the Lender consents to the acceptance of any such note or other instrument, it shall be considered as evidence of the Account and not payment thereof, and the Borrower will promptly deliver such note or instrument to the Lender appropriately endorsed. Regardless of the form of presentment, demand, notice of dishonor, protest, and notice of protest with respect thereto, the Borrower will remain liable thereon until such note or instrument is paid in full.

                          (d) The Borrower shall notify the Lender promptly of
all disputes and claims with Account Debtors and settle or adjust them at no expense to the Lender, but no discount, credit or allowance shall be granted to any Account Debtor without the Lender's consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrower's business. The Borrower shall send the Lender a copy of each credit memoranda in excess of $40,000 as soon as issued and, upon request, copies of all credit memoranda. The Lender may at all times when an Event of Default exists hereunder settle or adjust disputes and claims directly with customers or Account Debtors for amounts and upon terms which the Lender considers advisable and, in all cases, the Lender will credit the Borrower's loan account with only the net amounts received by the Lender in payment of any Accounts.

                          (e) If an Account Debtor returns any Inventory to the
Borrower when no Event of Default exists, then the Borrower shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The Borrower shall immediately report to the Lender any return involving an amount in excess of $40,000 and, upon request, shall report all returns to the Lender on a weekly basis. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to the Borrower when an Event of Default exists, the Borrower shall:
(i) hold the returned Inventory in trust for the Lender; (ii) segregate all returned Inventory from all of its other Property; (iii) dispose of the returned Inventory solely according to the Lender's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Lender's prior written consent. All returned Inventory shall remain subject to the Security Interest. Whenever any Inventory is returned, the related Account shall be deemed ineligible, and Availability shall be adjusted accordingly.

                 6.10 Collection of Accounts; Payments. (a) Until the Lender notifies the Borrower to the contrary, the Borrower shall make collection of all Accounts and other Collateral for the Lender, shall receive all payments as the Lender's trustee, and shall immediately deliver all payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account established at the Lender's request, as the Lender may direct. If the Lender requests, the Borrower shall establish a lock-box service for collections of Accounts at a bank mutually acceptable to the Lender and the Borrower and pursuant to documentation satisfactory to the Lender. If such lock-box service is established, the Borrower shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Borrower receives any Proceeds of Accounts, it shall receive such payments as the Lender's trustee, and shall immediately deliver such payments to the Lender in their original form duly endorsed in blank or deposit them into a Payment Account, as the Lender may direct.

All collections received in any such lock box or Payment Account or directly by the Borrower or the Lender, and all funds in any Payment Account or other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender's sole control. The Lender or the Lender's designee may, when an Event of Default occurs and is continuing, , notify obligors that the Accounts have been assigned to the Lender and of the Security Interest therein, and may collect them directly and charge the collection costs and expenses to the Borrower's loan account as a Revolving Loan. At the Lender's request, the Borrower shall execute and deliver to the Lender such documents as the Lender shall require to grant the Lender access to any post office box in which collections of Accounts are received.

                          (b) If sales of Inventory are made for cash, the
Borrower shall immediately deliver to the Lender the identical checks, cash, or other forms of payment which the Borrower receives.

                          (c) All payments received by the Lender on account of
Accounts or as Proceeds of other Collateral will be credited to the Borrower's loan account (conditional upon final collection) after allowing two (2) Business Days for collection.

                          (d) In the event the Borrower repays all of the
Obligations upon the termination of this Agreement, other than through the Lender's receipt of payments on account of Accounts or Proceeds of other Collateral, such payment will be credited (conditional upon final collection) to the Borrower's loan account five (5) Business Days after the Lender's receipt thereof.

                 6.11 Inventory. The Borrower represents and warrants to the Lender that all of the Inventory is and will be held for sale or lease, or to be furnished in connection with the rendition of services in the ordinary course of the Borrower's business and is and will be fit for such purposes. The Borrower will keep the Inventory in good and marketable condition, at its own expense. The Borrower agrees that all Inventory will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrower will maintain a perpetual inventory reporting system at all times. The Borrower will conduct a physical count of the Inventory at least once per Fiscal Year, and at such other times as the Lender requests, and shall promptly supply the Lender with a copy of such count accompanied by a report of the value of such Inventory (valued at the lower of cost, on a first-in, first-out basis, or market value). The Borrower will not, except as consistent with past practices, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis.

                 6.12 Equipment. The Borrower represents and warrants to the Lender that all of the Equipment is and will be used or held for use in the Borrower's business and is and will be fit for such purposes. The Borrower shall keep and maintain the Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof. The Borrower shall promptly inform the Lender of any material additions to or deletions from the Equipment. The Borrower will not, without the

Lender's prior written consent, alter or remove any identifying symbol or number on the Equipment. Except as otherwise herein permitted, the Borrower shall not, without the Lender's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Equipment provided, however, that the Borrower may dispose of obsolete or unusable Equipment in the ordinary course of business. In the event any of the Equipment is sold, transferred or otherwise disposed of with the Lender's prior written consent or as otherwise permitted hereby when an Event of Default has occurred and is continuing, and:
(a) such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by the Borrower, or by Equipment purchased by the Borrower subject to a lien or other right constituting a Permitted Lien, then the Borrower shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Lender, which proceeds shall be applied to the repayment of the Obligations; or (b) such sale, transfer or disposition is made in connection with the purchase by the Borrower of replacement Equipment (other than subject to a Permitted Lien), then the Borrower shall use the proceeds of such sale, transfer or disposition to finance the purchase by the Borrower of replacement Equipment and shall deliver to the Lender written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by the Borrower shall be free and clear of all liens, claims and encumbrances, except for the Security Interest and other Permitted Liens.

                 6.13 Assigned Contracts. The Borrower shall fully perform all of its obligations under each of the Assigned Contracts, and shall enforce all of its rights and remedies thereunder as it deems appropriate in its business judgment and shall maintain the existence of each of the Assigned Contracts to the extent Borrower, in the exercise of its business judgment, believes such Assigned Contracts are necessary for its business operations. The Borrower shall notify the Lender in writing, promptly after it becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under any of the Assigned Contracts and shall diligently pursue such right and report to the Lender on all further developments with respect thereto. If an Event of Default has occurred and is continuing, the Borrower shall remit directly to the Lender, for application to the Obligations in such order as the Lender determines, all amounts received by the Borrower as indemnification or otherwise pursuant to the Assigned Contracts. If an Event of Default exists, then the Lender may directly enforce such right in its own or the Borrower's name and may enter into such settlements or other agreements with respect thereto as the Lender reasonably determines. All amounts thereby recovered by the Lender, after deducting Lender's reasonable costs and expenses in connection therewith, shall be applied to the Obligations in such order as the Lender determines. In any suit, proceeding or action brought by the Lender under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Borrower shall indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Borrower to or in favor of such obligor or its successors. All such obligations of the Borrower shall be and remain enforceable only against the Borrower and shall not be enforceable against the Lender. Notwithstanding any provision hereof to the contrary, the

Borrower shall at all times remain liable to observe and perform all of its duties and obligations under the Assigned Contracts and the Lender's exercise of any of its rights with respect to the Collateral shall not release the Borrower from any of such duties and obligations. The Lender shall not be obligated to perform or fulfill any of the Borrower's duties or obligations under the Assigned Contracts or to make any payment thereunder or to make any inquiry as to the nature or sufficiency of any payment or Property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance or payment of any amounts due.

                 6.14 Documents, Instruments, and Chattel Paper. The Borrower represents and warrants to the Lender that: (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine; and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrower free and clear of all Liens other than Permitted Liens.

                 6.15 Right to Cure. The Lender may, in its sole discretion and at any time when an Event of Default occurs and is continuing, pay any amount or do any act reasonably required of the Borrower hereunder to preserve, protect, maintain or enforce the Obligations, the Collateral or the Security Interest, and which the Borrower fails to pay or do, including, without limitation, payment of any judgment against the Borrower, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. All payments that the Lender makes under this Section 6.15 and all out-of-pocket costs and expenses that the Lender pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's loan account as a Revolving Loan. Any payment made or other action taken by the Lender under this Section 6.15 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

                 6.16 Power of Attorney. The Borrower hereby appoints the Lender and the Lender's designees as the Borrower's attorney, with power: (a) when an Event of Default occurs and is continuing, to endorse the Borrower's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Lender's possession; (b) to sign the Borrower's name on financing statements and on verifications of Accounts; (c) when an Event of Default occurs and is continuing , to sign the Borrower's name on any invoice, bill of lading, or other documents of title relating to the Collateral, or drafts against customers, on assignments, and notices to account debtors; (d) to send requests for verification of Accounts to Account Debtors; and (e) to do all things necessary to carry out this Agreement. The Borrower ratifies and approves all acts of such attorney. Neither the Lender nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for Lender's or the attorneys' gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

                 6.17 Lender's Rights, Duties, and Liabilities. The Borrower assumes all responsibility and liability arising from or relating to the use, sale, or other disposition of the Collateral. Neither the Lender nor any of its officers, directors, employees, and agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any act or failure to act with respect to the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default or any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the Borrower's sole risk. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Security Interest or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower from any of the Obligations. The Lender may (but shall not be required to), without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and the Borrower.


              7. BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

                 7.1 Books and Records. The Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP consistent with those applied in the preparation of the Financial Statements. The Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of Property and bad debts, all in accordance with GAAP. The Borrower shall maintain at all times books and records pertaining to the Collateral in such detail, form, and scope as the Lender shall reasonably require, including without limitation records of:
(a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejections, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

                 7.2 Financial Information. The Borrower shall promptly furnish to the Lender or its agents all such financial information as the Lender shall reasonably request. Without limiting the foregoing, the Borrower and its Subsidiaries will furnish to the Lender, in such detail as the Lender shall request, the following:

                          (a) As soon as available, but in any event not later
than 90 days after the close of each Fiscal Year, consolidated and consolidating audited balance sheets, and statements of income and expense, retained earnings, and changes in financial position and stockholders equity for the Borrower and its consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and accompanied by a report thereon unqualified as to scope of independent certified public accountants selected by the Borrower and reasonably satisfactory to the Lender.

                          (b) As soon as available, but in any event not later
than 45 days after the close of each fiscal quarter other than the fourth quarter of a Fiscal Year, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such quarter, and consolidated and consolidating unaudited statements of income and expense and changes in financial position for the Borrower and its consolidated Subsidiaries for such quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, together with the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and results of operation of the Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 7.2(a). Such statements shall be certified to be correct by the chief financial or accounting officer of the Borrower, subject to normal year-end adjustments.

                          (c) As soon as available, but in any event not later
than 30 days after the end of each month, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month, and consolidated and consolidating unaudited statements of income and expenses for the Borrower and its consolidated Subsidiaries for such month and for the period from the beginning of the Fiscal Year to the end of such month, all in reasonable detail, fairly presenting the financial position and results of operation of the Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with past business practices.

                          (d) With each of the audited Financial Statements
delivered pursuant to Section 7.2(a), a certificate, to the extent the accountants are prepared to do so, of the independent certified public accountants that examined such statements to the effect that they have reviewed and are familiar with the Loan Documents and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted an Event or Event of Default, except for those, if any, described in reasonable detail in such certificate.

                          (e) With each of the annual audited and quarterly
unaudited Financial Statements delivered pursuant to Sections 7.2(a) and 7.2(b), a certificate of the chief executive or chief financial officer of the Borrower
(i) setting forth in reasonable detail the calculations required to establish that the Borrower was in compliance with its covenants set forth in Sections
9.19 through 9.21 during the period covered in such Financial Statements, and
(ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are correct and complete as at the date of such certificate as if made at such time, (B) no Event or Event of Default then exists or existed during the period covered by such Financial Statements and (iii) describing and analyzing in reasonable detail all material trends, changes and developments in such Financial Statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that an Event or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

                          (f) No sooner than 90 days and no less than 5 days
prior to the beginning of each Fiscal Year, consolidated and consolidating projected balance sheets, statements of income and expense, and statements of cash flow for the Borrower and its Subsidiaries as at the end of and for each quarter of such Fiscal Year.

                          (g) Within 45 days after the end of each fiscal
quarter, a report of the Capital Expenditures of the Borrower and its Subsidiaries for such quarter and a statement of cash flow for the Borrower and its Subsidiaries for the period from the beginning of the then current Fiscal Year to the end of such quarter, prepared in accordance with GAAP consistent with the audited Financial Statements required pursuant to Section 7.2(a).

                          (h) Promptly after their preparation, copies of any
and all proxy statements, financial statements, and reports which the Borrower makes available to its stockholders.

                          (i) Promptly after filing with the PBGC, DOL, or IRS,
a copy of each annual report or other filing or notice filed with respect to each Plan of the Borrower or any ERISA Affiliate.

                          (j) Such additional information as the Lender may from
time to time reasonably request regarding the financial and business affairs of the Borrower or any Subsidiary, including, without limitation, projections of future operations on both a consolidated and consolidating basis.

                 7.3 Notices to Lender. The Borrower shall notify the Lender in writing of the following matters at the following times:

                           (a) Immediately after becoming aware of the existence
of any Event or Event of Default.

                           (b) Immediately after becoming aware that the holder
of any Debt has given notice or taken any action with respect to a claimed default with respect to indebtedness in excess of $200,000.

                           (c) Immediately after becoming aware of any material
adverse change in the Borrower's Property, business, operations, or condition (financial or otherwise).

                           (d) Immediately after becoming aware of any pending
or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Public Authority, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

                           (e) Immediately after becoming aware of any pending
or threatened strike, work stoppage, material unfair labor practice claim, or other material labor dispute affecting the Borrower or any of its Subsidiaries.

                           (f) Immediately after becoming aware of any violation
of any law, statute, regulation, or ordinance of a Public Authority applicable to Borrower, any Subsidiary, or their respective Properties which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

                           (g) Immediately after becoming aware of any violation
by the Borrower of Environmental Laws or immediately upon receipt of any notice that a Public Authority has asserted that the Borrower is not in compliance with Environmental Laws or that its compliance is being investigated.

                           (h) Thirty (30) days prior to the Borrower changing
its name.

                           (i) Immediately after becoming aware of any ERISA
Event, accompanied by any materials required to be filed with the PBGC with respect thereto; immediately after the Borrower's receipt of any notice concerning the imposition of any withdrawal liability under Section 4042 of ERISA with respect to a Plan; immediately upon the establishment of any Pension Plan not existing at the Closing Date or the commencement of contributions by the Borrower to any Pension Plan to which the Borrower was not contributing at the Closing Date; and immediately upon becoming aware of any other event or condition regarding a Plan or the Borrower's or an ERISA Affiliate's compliance with ERISA, which may materially and adversely affect the Borrower's Property, business, operation, or condition (financial or otherwise).

Each notice given under this Section 7.3 shall describe the subject matter thereof in reasonable detail and shall set forth the action that the Borrower has taken or proposes to take with respect thereto.


                   8. GENERAL WARRANTIES AND REPRESENTATIONS.

                 The Borrower warrants and represents to the Lender that:

                 8.1 Authorization, Validity, and Enforceability of this Agreement and the Loan Documents. The Borrower has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents, to incur the Obligations, and to grant the Security Interest. The Borrower has taken all necessary corporate action (including, without limitation, obtaining approval of its stockholders) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Public Authority, and no consent of any other Person, is required in connection with the Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents, except for those already duly obtained. This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms without defense, setoff, or counterclaim, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization reconstruction, and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency, or similar event of the Borrower). The Borrower's execution, delivery, and performance of this Agreement and the other Loan Documents do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in the creation or imposition of any Lien upon the Property of the Borrower or any of its Subsidiaries (except as contemplated by this Agreement and the other Loan Documents) by reason of the terms of (a) any mortgage, lease, agreement, or instrument to which the Borrower or any of its Subsidiaries is a party or which is binding upon it, (b) any judgment, law, statute, rule or governmental regulation applicable to the Borrower or any of its Subsidiaries, or (c) the Certificate or Articles of Incorporation or By-Laws of the Borrower or any of its Subsidiaries.

                 8.2 Validity and Priority of Security Interest. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in the Lender's favor, and when all proper filings, recordings, and other actions necessary to perfect such Liens have been made or taken, such Liens will constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral except the Permitted Liens identified in subparagraphs (c), (d), (e), (f), (h), (i), (j), and (l) of the definition of Permitted Liens, securing all the Obligations, and enforceable against the Borrower and all third parties.

                 8.3 Organization and Qualification. The Borrower: (a) is duly incorporated and organized and validly existing in good standing under the laws of the state of Delaware; (b) is qualified to do business as a foreign corporation and is in good standing in all states in which qualification is necessary in order for it to own or lease its Property and conduct its business and the failure to qualify would not have a material adverse effect upon the Borrower; and (c) has all requisite power and authority to conduct its business and to own its Property.

                 8.4 Corporate Name; Prior Transactions. The Borrower has not, during the past five years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its Property out of the ordinary course of business, except as set forth on Schedule 8.4.

                 8.5 Subsidiaries and Affiliates. Schedule 8.5 is a correct and complete list of the name and relationship to the Borrower of each and all of the Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on Schedule 8.5, and (b) qualified to do business as a foreign corporation and in good standing in the states set forth opposite its name on Schedule 8.5, which are the only states in which such qualification is necessary in order for it to own or lease its Property and conduct its business.

                 8.6 Financial Statements and Projections. (a) The Borrower has delivered to the Lender the audited balance sheet and related statements of income, retained earnings, changes in financial position, and changes in stockholders equity for the Borrower as of December 31, 1994, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants, KPMG Peat Marwick L.L.P. The Borrower has also delivered to the Lender the unaudited balance sheet and related statements of income and changes in financial position for the Borrower, as at March 31, 1995, and for the three months then ended. Such financial statements are attached hereto as Exhibit B-l. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

                          (b) The Latest Projections represent the Borrower's
best estimate of the Borrower's future financial performance for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions.

                 8.7 Intentionally Omitted

                 8.8 Solvency. The Borrower is Solvent prior to and after giving effect to the making of each Revolving Loan.

                 8.9 Debt. The Borrower has no Debt, except (a) the Obligations,
(b) Debt set forth in the most recent Financial Statements delivered to the Lender, or the notes thereto, and (c) trade payables and other contractual obligations arising in the ordinary course of business since the date of such Financial Statements.

                 8.10 Distributions. No Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrower.

                 8.11 Title to Property. Except for Permitted Liens and except for Property which the Borrower leases, the Borrower has good and marketable title in fee simple to the Premises and good, indefeasible, and merchantable title to all of its other Property including, without limitation, the assets reflected on the most recent Financial Statements delivered to the Lender, except as disposed of since the date thereof in the ordinary course of business.

                 8.12 Intentionally Omitted.

                 8.13 Real Property; Leases. Schedule 6.3 hereto is a correct and complete list of all real property owned by the Borrower, all leases and subleases of real or personal property by the Borrower as lessee or sublessee, and all leases and subleases of real or personal property by the Borrower as lessor or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect and no default by any party to any such lease or sublease exists.

                 8.14 Proprietary Rights Collateral. Schedule 8.14 hereto is a correct and complete list of all the Proprietary Rights. None of the Proprietary Rights are subject to any licensing agreement or similar arrangement except as set forth on Schedule 8.14. None of the Proprietary Rights infringe on or conflict with any other Person's Property and no other Person's Property infringes on or conflicts with the Proprietary Rights.

                 8.15 Trade Names and Terms of Sale. All trade names or styles under which the Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 8.15.

                 8.16 Litigation. Except as set forth on Schedule 8.16, there is no pending or, to the best of the Borrower's knowledge, threatened action, suit, proceeding, or counterclaim by any Person, or investigation by any Public Authority, or any basis for any of the foregoing, which may materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

                 8.17 Restrictive Agreements. The Borrower is not a party to any contract or agreement, and is not subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which materially and adversely affects the Borrower's Property, business, operations, or condition (financial or otherwise).

                 8.18 Labor Disputes. Except as set forth on Schedule 8.18: (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any of its Subsidiaries; (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement; (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any of its Subsidiaries or for any similar purpose; and (d) there is no pending or, to the best of the Borrower's knowledge, threatened strike, work stoppage, material unfair labor practice claims, or other material labor dispute against or affecting the Borrower, or any of its Subsidiaries or their respective employees.

                 8.19 Environmental Laws. (a) The Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws applicable to its Premises and business, and neither the Borrower nor any Subsidiary nor any of its present Premises or operations, nor its past property or operations, is subject to any enforcement order from or liability agreement with any Public Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                          (b) The Borrower and its Subsidiaries have obtained
all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all terms and conditions of such permits.

                          (c) Neither the Borrower nor any of its Subsidiaries,
nor, to the best of the Borrower's knowledge, any of its predecessors in interest, has stored, treated or disposed of any hazardous waste on any Premises, as defined pursuant to 40 CFR Part 261 or any equivalent Environmental Law, which storage, treatment, or disposal is reasonably likely to have a materially adverse effect upon the Borrower.

                          (d) Neither the Borrower nor any of its Subsidiaries
has received any summons, complaint, order or similar written notice that it is not currently in compliance with, or that any Public Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                          (e) None of the present or past operations of the
Borrower and its Subsidiaries is the subject of any investigation by any Public Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                          (f) There is not now, nor to the best of the
Borrower's knowledge has there ever been on or in the Premises:

                                  (i) any underground storage tanks or surface
impoundments,

                                  (ii) any asbestos containing material, or

                                  (iii) any polychlorinated biphenyls (PCB's)
used in hydraulic oils, electrical transformers or other equipment.

                           (g) Neither the Borrower nor any of its Subsidiaries
has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted release or discharge of a Contaminant into the environment.

                           (h) Neither the Borrower nor any of its Subsidiaries
has entered into any negotiations or settlement agreements with any Person (including, without limitation, the prior owner of its property) imposing material obligations or liabilities on the Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                           (i) None of the products manufactured, distributed or
sold by the Borrower or any of its Subsidiaries contain asbestos containing material.

                           (j) No Environmental Lien has attached to any
Premises of the Borrower or any of its Subsidiaries.

                 8.20 No Violation of Law. The Borrower is not in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation would in any respect materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

                 8.21 No Default. The Borrower is not in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower is a party or bound, which default could reasonably be expected to materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's Property, business, operations, or condition (financial or otherwise).

                 8.22 ERISA Compliance.

                          (a) Each Plan is in compliance in all material
respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                          (b) There are no pending or, to the best knowledge of
Borrower, threatened claims, actions or lawsuits, or action by any Public Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the Borrower's business or operations. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a material adverse effect on the Borrower's business or operations.

                          (c) (i) No ERISA Event has occurred or is reasonably
expected to occur; (ii) no Pension Plan has any unfunded pension liability;
(iii) neither the Borrower
nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

                 8.23 Taxes. The Borrower and its Subsidiaries have filed all tax returns and other reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets that are otherwise due and payable, except those charges being contested in good faith by appropriate proceedings.

                 8.24 Use of Proceeds. None of the transactions contemplated in this Agreement (including, without limitation, the use of proceeds from the Loans) will violate or result in the violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including without limitation, Regulations G,T,U and X of the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), 12 C.F.R., Chapter II. Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U or G. None of the proceed of the loans will be used, directly or indirectly, to purchase or carry (or refinance any borrowing, the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

                 8.25 Private Offerings. Borrower has not, directly or indirectly, offered the Loans for sale to, or solicited offers to buy part thereof from, or otherwise approached or negotiated with respect thereto with any prospective purchaser other than Lender. Borrower hereby agrees that neither it nor anyone acting on its behalf has offered or will offer the Loans or any part thereof or any similar securities for issue or sale to or solicit any offer to acquire any of the same from anyone so as to bring the issuance thereof within the provisions of Section 5 of the Securities Act of 1933, as amended.

                 8.26 Broker's Fees. Borrower represents and warrants to Lender that no Person is entitled to any brokerage fee with respect to the transactions described in this Agreement.

                 8.27 No Material Adverse Change. No material adverse change has occurred in the Borrower's Property, business, operations, or conditions (financial or otherwise) since the date of the Financial Statements delivered to the Lender.

                 8.28 Disclosure. Neither this Agreement nor any document or statement furnished to the Lender by or on behalf of the Borrower hereunder contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

                     9. AFFIRMATIVE AND NEGATIVE COVENANTS.

         The Borrower covenants that, so long as any of the Obligations remain outstanding or this Agreement is in effect:

                 9.1 Taxes and Other Obligations. The Borrower and each of its Subsidiaries shall: (a) file when due all tax returns and other reports which it is required to file, pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its Property, income, and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and shall provide to the Lender, upon request, satisfactory evidence of its timely compliance with the foregoing; and (b) pay when due all Debt owed by it and perform and discharge in a timely manner all other obligations undertaken by it; provided, however that the Borrower and its Subsidiaries need not pay any tax, fee, assessment, governmental charge, or Debt, or perform or discharge any other obligation, that it is contesting in good faith by appropriate proceedings diligently pursued.

                 9.2 Corporate Existence and Good Standing. The Borrower and each of its Subsidiaries shall maintain its corporate existence and its qualification and good standing in all states necessary to conduct its business and own its Property, and shall obtain and maintain all licenses, permits, franchises and governmental authorizations necessary to conduct its business and own its Property; in each case, where failure to so qualify or to obtain such license would have a material adverse effect on the Borrower.

                 9.3 Compliance with Law and Agreements. The Borrower and each of its Subsidiaries shall comply with the terms and provisions of each judgment, law, statute, rule, and governmental regulation applicable to it and each contract, mortgage, lien, lease, indenture, order, instrument, agreement, or document to which it is a party or by which it is bound.

                 9.4 Maintenance of Property and Insurance. The Borrower and each of its Subsidiaries shall: (a) maintain all of its Property necessary and useful in its business in good operating condition and repair, ordinary wear and tear excepted; and (b) in addition to the insurance required by Section 6.7, maintain with financially sound and reputable insurers such other insurance with respect to its Property and business against casualties and contingencies of such types (including, without limitation, business interruption, public liability, product liability, and larceny, embezzlement or other criminal misappropriation) and in such amounts as is customary for Persons of established reputation engaged in the same or a similar business and similarly situated, naming the Lender, at its request, as additional insured under each such policy.

                 9.5 Environmental Laws. The Borrower shall conduct its business in full compliance with all Environmental Laws applicable to it, including, without limitation, those relating to the Borrower's generation, handling, use, storage, and disposal of hazardous and toxic wastes and substances. The Borrower shall take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Lender on such response. Without limiting the generality of the foregoing, whenever the Borrower gives notice to the Lender pursuant to Section 7.3(g) the Borrower shall, at the Lender's request and the Borrower's expense: (a) cause an independent environmental engineer acceptable to the Lender to conduct such tests of the site where the Borrower's noncompliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof; and (b) provide to the Lender a supplemental report of such engineer whenever the scope of the environmental problems, or the Borrower's response thereto or the estimated costs thereof, shall change.

                 9.6 ERISA. The Borrower shall cause each Plan to be qualified within the meaning of Section 401(a) of the Code and to be administered in all respects in compliance with ERISA and Section 401(a) of the Code.

                 9.7 Mergers, Consolidations, Acquisitions, or Sales. Neither the Borrower nor any of its subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, provided, however, that any Subsidiary may merge with any other Subsidiary or with Borrower, so long as Borrower is the surviving entity, and provided further that Borrower and its Subsidiaries may enter into any transaction of merger, reorganization or consolidation so long as Borrower or such Subsidiary is the surviving entity and the consideration paid by Borrower or such Subsidiary in connection therewith does not exceed 5% of the Borrower's Adjusted Tangible Net Worth; or transfer, sell, assign, lease, or otherwise dispose of all or any part of its Property, or wind up, liquidate or dissolve, or agree to do any of the foregoing, except sales of Inventory in the ordinary course of its business and sales of Property not to exceed $50,000 in any Fiscal Year.

                 9.8 Distributions; Capital Changes. Neither the Borrower nor any of its Subsidiaries shall: (a) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to the Borrower by a Subsidiary wholly owned by the Borrower; or (b) make any change in its capital structure which could adversely affect the repayment of the Obligations.

                 9.9 Transactions Affecting Collateral or Obligations. Neither the Borrower nor any of its Subsidiaries shall enter into any transaction which materially and adversely affects the Collateral or the Borrower's ability to repay the Obligations.

                 9.10 Guaranties. Neither the Borrower nor any of its Subsidiaries shall make, issue, or become liable on any Guaranty, except Guarantees in favor of the Lender and endorsements of instruments for deposit.

                 9.11 Debt. Neither the Borrower nor any of its Subsidiaries shall incur or maintain any Debt, other than: (a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers incurred in the ordinary course of business; (c) indebtedness with respect to capital lease obligations and indebtedness secured by

Permitted Liens; (d) extensions, renewal, refundings, refinancings, modifications, amendments, and restatements of any of the foregoing, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower; (e) other debt of Borrower, not exceeding $200,000 in the aggregate outstanding at any time; and
(f) other Debt existing on the Closing Date and reflected in the Financial Statements attached as Exhibit B-l.

                 9.12 Prepayment. Neither the Borrower nor any of its Subsidiaries shall voluntarily prepay any Capital Leases or Debt having a scheduled maturity greater than one year.

                 9.13 Transactions with Affiliates. Except as set forth below, neither the Borrower nor any of its Subsidiaries shall: sell, transfer, distribute, or pay any money or Property to any Affiliate, or lend or advance money or Property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness or any Property of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, the Borrower and its Subsidiaries may engage in transactions with Affiliates in the ordinary course of business in amounts fully disclosed to the Lender and no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a third party who is not an Affiliate.

                 9.14 Business Conducted. The Borrower and its Subsidiaries shall not engage, directly or indirectly, in any line of business not related to the businesses in which the Borrower and its Subsidiaries are engaged on the Closing Date.

                 9.15 Liens. Neither the Borrower nor any of its Subsidiaries shall create, incur, assume, or permit to exist any Lien on any Property now owned or hereafter acquired by any of them, except Permitted Liens.

                 9.16 Sale and Leaseback Transactions. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for the Borrower or a Subsidiary to lease or rent Property that the Borrower or a Subsidiary has or will sell or otherwise transfer to such Person other than equipment having an aggregate value in any Fiscal Year of not more than $250,000.

                 9.17 New Subsidiaries. Schedule 9.17 is a list of all of the Borrower's Subsidiaries. Borrower may not form any new U.S. Subsidiary, unless it gives Lender prior written notice and the newly formed Subsidiary executes a collateralized guaranty on terms and conditions acceptable to Lender.

                 9.18 Restricted Investments. Neither the Borrower nor any of its Subsidiaries shall make any Restricted Investment.

                 9.19 Capital Expenditures. Neither the Borrower nor any of its Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower and its Subsidiaries (i) from the Closing Date through December 29, 1995 would exceed $4,000,000 or (ii) in any subsequent Fiscal Year would exceed $8,000,000, however, not to exceed $3,000,000 in any one Fiscal Quarter.

                 9.20 Debt Ratio. The Borrower will not permit the ratio, calculated as of the last day of each Fiscal Quarter (commencing with the quarter ending September 30, 1995), of Debt to Adjusted Tangible Net Worth, to exceed as of such date .75 to 1.0.

                 9.21 Further Assurances. The Borrower shall execute and deliver, or cause to be executed and delivered, to the Lender such documents and agreements, and shall take or cause to be taken such actions, as the Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents.


                       10. CLOSING; CONDITIONS TO CLOSING

         The Lender will not be obligated to make the initial Loans or to arrange for the issuance of any Letters of Credit on the Closing Date, unless the following conditions precedent have been satisfied in a manner satisfactory to Lender:

                 10.1 Conditions Precedent to Making of Loans on the Closing
Date.

                          (a) Representations and Warranties; Covenants; Events.
The Borrower's representations and warranties contained in this Agreement and the other Loan Documents shall be correct and complete; the Borrower shall have performed and complied with all covenants, agreements, and conditions contained herein and in the other Loan Documents which are required to have been performed or complied with; and there shall exist no Event or Event of Default on the Closing Date.

                          (b) Delivery of Documents. The Borrower shall have
delivered, or caused to be delivered, to the Lender the documents listed in
Schedule 10.1 and such documents, instruments and agreements as the Lender shall request in connection herewith, duly executed by all parties thereto other than the Lender, and in form and substance satisfactory to the Lender and its counsel.

                          (c) Termination of Liens. The Lender shall have
received duly executed UCC-3 Termination Statements and other instruments, in form and substance satisfactory to the Lender, as shall be necessary to terminate and satisfy all Liens on the Property of the Borrower and its Subsidiaries except Permitted Liens.

                          (d) Environmental Compliance. The Lender shall have
received evidence satisfactory to it that a violation of any Environmental Laws does not exist on the

Premises or in connection with the operation thereof or in connection with the operation of the Borrower's business.

                          (e) Intentionally Omitted .

                          (f) Payment of Fees and Expenses. The Borrower shall
have paid all fees and expenses of the Lender's in-house counsel and all other reasonable fees and expenses of the Lender incurred in connection with any of the Loan Documents and the transactions contemplated thereby.

                          (g) Required Approvals. The Lender shall have received
certified copies of all consents or approvals of any Public Authority or other Person which the Lender determines is required in connection with the transactions contemplated by this Agreement.

                          (h) No Material Adverse Change. There shall have
occurred no material adverse change in the Borrower's business or financial condition or in the Collateral since March 31, 1995, and the Lender shall have received a certificate of Borrower's chief financial officer to such effect.

                          (i) Proceedings. All proceedings to be taken in
connection with the transactions contemplated by this Agreement, and all documents, contemplated in connection herewith, shall be satisfactory in form and substance to the Lender and its counsel.

                          (j) Excess Availability. After taking into account the
Revolving Loans and the Letters of Credit issued on the Closing Date, there shall be remaining Availability of at least ten percent (10%) of the Availability calculated prior to the making of such Revolving Loans and the issuance of the Letters of Credit.

                 10.2 Conditions Precedent to Each Loan. The obligation of the Lender to make each Loan or to provide for the issuance of any Letter of Credit after the Closing Date shall be subject to the further conditions precedent that on the date of any such extension of credit the following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (a) and (b), with the same effect as the delivery to the Lender of a certificate signed by the chief executive officer and chief financial officer of the Borrower, dated the date of such extension of credit, stating that:

                          (a) The representations and warranties contained in
this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, except to the extent the Lender has been notified by the Borrower that any representation or warranty is not correct and the Lender has explicitly accepted in writing such amended representation or warranty; and

                          (b) No Event or Event of Default has occurred and is
continuing, or would result from such extension of credit.


                              11. DEFAULT; REMEDIES

                 11.1 Events of Default. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                          (a) (i) failure to make payments of principal on any
of the Obligations when due, or (ii) failure to make payment of interest, fees, or premium on any of the Obligations within five days of such payment being due;


                          (b) any representation or warranty made by the
Borrower in this Agreement, any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any Subsidiary at any time to the Lender shall prove to be untrue in any material respect as of the date when made or furnished;

                          (c) (i) a default shall occur in the observance or
performance of any of the covenants and agreements contained in Section 6.10, Sections 9.7 through 9.14, inclusive or Sections 9.16 through 9.21, inclusive, or (ii) a default shall occur in the observance or performance of any of the covenants and agreements contained elsewhere in this Agreement, the other Loan Documents or in any other agreements by and between Lender and the Borrower and the same has not been cured within ten (10) days after the Borrower shall become aware thereof, whether by written notice from the Lender or otherwise;

                          (d) default shall occur in the payment of any
principal or interest on any indebtedness for borrowed money (other than the Obligations) beyond any period of grace provided with respect thereto;

                          (e) the Borrower or any Subsidiary shall: (i) file a
voluntary petition in bankruptcy or file a voluntary petition or an answer or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; or (iii) make an assignment for the benefit of creditors;

                          (f) an involuntary petition shall be filed or an
action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of the Borrower's or any Subsidiary's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition, action, or proceeding is not stayed or dismissed within 60 days;

                          (g) a receiver, assignee, liquidator, sequestrator,
custodian, trustee or similar officer for the Borrower or any Subsidiary or for all or any part of their Property shall be appointed involuntarily and not dismissed within 60 days; or a warrant of attachment, execution or similar process shall be issued against any part of the Property of the Borrower or any Subsidiary and not removed within 60 days;

                          (h) the Borrower or any Subsidiary shall file a
certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, which involuntary action is not stayed or dismissed within 60 days, or shall take any corporate action in furtherance thereof;

                          (i) all or any substantial part of the Property of the
Borrower shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such Property or of the Borrower shall be assumed by any Public Authority or any court of competent jurisdiction at the instance of any Public Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                          (j) any guaranty of the Obligations shall be
terminated, revoked or declared void or invalid;

                          (k) one or more final judgments for the payment of
money aggregating in excess of $250,000 (whether or not covered by insurance) shall be rendered against the Borrower or any Subsidiary and the Borrower or such Subsidiary shall fail to discharge the same within thirty (30) days from the date of notice of entry thereof or to appeal therefrom;

                          (l) any loss, theft, damage or destruction of any item
or items of Collateral occurs which: (i) materially and adversely affects the operation of the Borrower's business or (ii) is material in amount and is not adequately covered by insurance;

                          (m) any event or condition shall occur or exist with
respect to a Plan that is reasonably likely to subject the Borrower or any Subsidiary to any tax, penalty or other liabilities under ERISA or the Code which in the aggregate are material in relation to the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries taken as a whole; or

                          (n) there occurs any material adverse change in the
Borrower's Property, business, operations, or condition (financial or otherwise).

                                  12. REMEDIES

                 (a) If an Event of Default exists, the Lender may, without notice to or demand on the Borrower, do one or more of the following at any time or times and in any order: (i) reduce the Availability or one or more of the elements thereof; (ii) restrict the amount of or refuse to make Revolving Loans and restrict or refuse to arrange for Letters of Credit; (iii) terminate this Agreement; (iv) declare any or all Obligations to be immediately due and payable (provided however that upon the occurrence of any Event of Default described in Sections 11.1(e). 11.1(f), 11.1(g), or 11.1(h), all Obligations shall automatically become immediately due and payable); and (v) pursue its other rights and remedies under the Loan Documents and applicable law.

                 (b) If an Event of Default exists: (i) the Lender shall have, in addition to all other rights, the rights and remedies of a secured party under the UCC; (ii) the Lender may, at any time, take possession of the Collateral and keep it on the Borrower's premises, at no cost to the Lender, or remove any part of it to such other place or places as the Lender may desire, or the Borrower shall, upon the Lender's demand, at the Borrower's cost, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender; and (iii) the Lender may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion, and may, if the Lender deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower agrees that any notice by the Lender of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) days prior to such action to the Borrower's address specified in or pursuant to
Section 14.11. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Lender receives payment, and if the buyer defaults in payment, the Lender may resell the Collateral without further notice to the Borrower. In the event the Lender seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower irrevocably waives: (a) the posting of any bond, surety or security with respect thereto which might otherwise be required; (b) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (c) any requirement that the Lender retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower agrees that the Lender has no obligation to preserve rights to the Collateral or marshall any Collateral for the benefit of any Person. The Lender is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to the Lender's benefit. The proceeds of sale shall be applied first to all expenses of sale, including attorneys fees, and second, in whatever order the Lender elects, to all Obligations. The Lender will return any excess to the Borrower or such other Person as shall be legally entitled thereto and the Borrower shall remain liable for any deficiency.

                 (c) If an Event of Default occurs, the Borrower hereby waives
(i) all rights to notice and hearing prior to the exercise by the Lender of the Lender's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing, and (ii) all rights of set-off and counterclaim against Lender.

                 (d) If the Lender terminates this Agreement upon an Event of Default, the Borrower shall pay the Lender, immediately upon termination, an early termination penalty equal to the early termination fee that would have been payable under Article 13 if this Agreement had been terminated on that date pursuant to the Borrowers election.


                            13. TERM AND TERMINATION

         13.1 Initial Term of Agreement; Termination. The initial term of this Agreement shall be one year from the Closing Date. This Agreement shall automatically be renewed thereafter for successive one-year terms, unless this Agreement is terminated as provided below. The Lender and the Borrower shall have the right to terminate this Agreement, without premium or penalty, at the end of the initial term or at the end of any renewal term by giving the other written notice not less than sixty (60) days prior to the end of such term by registered or certified mail. The Borrower may also terminate this Agreement at any time during its initial term or any successive renewal term if: (a) it gives the Lender sixty (60) days prior written notice of termination by registered or certified mail; (b) it pays and performs all Obligations on or prior to the effective date of termination; and (c) it pays the Lender, on or prior to the effective date of termination, an early termination fee equal to two percent (2.0%) of the average amount of the Revolving Loans and Letters of Credit outstanding during the prior 180 day period (or lesser period if within 180 days of the Closing Date) if such termination is made on or prior to the first Anniversary Date; provided, however, the Lender agrees to waive payment of the early termination fee if the Loan is repaid in full by being refinanced with Bank of America N.T. & S.A. or by an Affiliate thereof or if the Loan is refinanced within 90 days of Lender taking any action pursuant to Section 3.5. and provided further that the termination fee shall be $75,000 if the Borrower is merged into, or a substantial part of the Borrower's assets are acquired by a third party. The Lender may also terminate this Agreement without notice upon an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations shall become immediately due and payable. Notwithstanding the termination of this Agreement, until all Obligations) are paid and performed in full, the Lender shall retain all its rights and remedies hereunder (including, without limitation, in all then existing and after-arising Collateral).

                                14. MISCELLANEOUS

                 14.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other applicable law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral.

                 14.2 No Implied Waivers. No act, failure or delay by the Lender shall constitute a waiver of any of its rights and remedies. No single or partial waiver by the Lender of any provision of this Agreement or any other Loan Document, or of breach or default hereunder or thereunder, or of any right or remedy which the Lender may have, shall operate as a waiver of any other provision, breach, default, right or remedy or of the same provision, breach, default, right or remedy on a future occasion. No waiver by the Lender shall affect its rights to require strict performance of this Agreement.

                 14.3 Severability. If any provision of this Agreement shall be prohibited or invalid, under applicable law, it shall be is effective only to such extent, without invalidating the remainder of this Agreement.

                 14.4 Governing Law. This Agreement shall be deemed to have been made in the state of California and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

                 14.5 Consent to Jurisdiction and Venue; Service of Process. Subject to the provisions of Section 14.6, the Borrower agrees that, in addition to any other courts that may have jurisdiction under applicable laws, any action or proceeding to enforce or arising out of this Agreement or any of the other Loan Documents may be commenced in the Superior Court of the State of California for Los Angeles County, or in the United States District Court for the Central District of California, and the Borrower consents and submits in advance to such jurisdiction and agrees that venue will be proper in such courts on any such matter. The Borrower hereby waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to the Borrower. Should the Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing or other service thereof, it shall be deemed in default and an order or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The choice of forum set forth in this section shall not be deemed to preclude the enforcement of any judgment obtained in such forum, or the taking of any action under this Agreement to enforce the same, in any appropriate jurisdiction.

                 14.6 Waiver of Jury Trial. THE BORROWER HEREBY WAIVES TRIAL BY JURY, RIGHTS OF SETOFF, AND THE RIGHT TO IMPOSE COUNTERCLAIMS IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER AND THE LENDER. THE BORROWER CONFIRMS THAT THE FOREGOING WAIVERS ARE INFORMED AND FREELY MADE.

                 14.7 Arbitration; Reference Proceeding. (a) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES, INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENTS OR INSTRUMENTS RELATING HERETO OR DELIVERED IN CONNECTION HEREWITH AND ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL AT THE REQUEST OF ANY PARTY BE DETERMINED BY ARBITRATION. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE UNITED STATES ARBITRATION ACT (TITLE 9, U.S. CODE), NOTWITHSTANDING ANY CHOICE OF LAW PROVISION IN THIS AGREEMENT, AND UNDER THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE ARBITRATION SHALL BE CONDUCTED WITHIN LOS ANGELES COUNTY, CALIFORNIA. THE ARBITRATOR(S) SHALL GIVE EFFECT TO STATUTES OF LIMITATION IN DETERMINING ANY CLAIM. ANY CONTROVERSY CONCERNING WHETHER AN ISSUE IS ARBITRABLE SHALL BE DETERMINED BY THE ARBITRATOR(S). JUDGMENT UPON THE ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. THE INSTITUTION AND MAINTENANCE OF AN ACTION FOR JUDICIAL RELIEF OR PURSUIT OF A PROVISIONAL OR ANCILLARY REMEDY SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE PLAINTIFF, TO SUBMIT THE CONTROVERSY OR CLAIM TO ARBITRATION IF ANY OTHER PARTY CONTESTS SUCH ACTION FOR JUDICIAL RELIEF.

                          (b) Notwithstanding the provisions of subparagraph
(a), no controversy or claim shall be submitted to arbitration without the consent of all parties if, at the time of the proposed submission, such controversy or claim arises from or relates to an obligation to the Lender which is secured by real property collateral located in California. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined as provided in subparagraph (c).

                          (c) A controversy or claim which is not submitted to
arbitration as provided and limited in subparagraphs (a) and (b) shall, at the request of any party, be determined by a reference in accordance with California Code of Civil Procedure Section 638 et seq. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA--sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

                          (d) No provision of this paragraph shall limit the
right of any party to this Agreement to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the Lender's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

                 14.8 Survival of Representations and Warranties. All of the Borrower's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Lender or its agents.

                 14.9 Other Security and Guaranties. The Lender may, without notice or demand and without affecting the Borrower's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

                 14.10 Fees and Expenses. The Borrower shall pay to the Lender on demand all costs and expenses that the Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement, and termination of this Agreement and the other Loan Documents, including, without limitation: (a) attorneys' and paralegal's fees and disbursements of counsel to the Lender and any Participating Lender (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff); (b) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Security Interest; (e) sums paid or incurred to pay any amount or take any action required of the Borrower under the Loan Documents that the Borrower fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals together with an allocated charge of $500 per day for each auditor employed by Lender for inspections of the Collateral and the Borrower's operations; (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) all amounts that the Borrower is required to pay under the Letter of Credit Agreement; (i) costs and expenses of preserving and protecting the Collateral; and (j) costs and expenses including attorneys' and paralegals' fees and disbursements (including, without limitation, a reasonable estimate of the allocable cost of in-house counsel and staff) paid or incurred to obtain payment of the Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby (including without limitation, preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower. All of the foregoing costs and expenses shall be charged to the Borrower's loan account as Revolving Loans. Notwithstanding anything to the contrary contained herein, the obligation of Borrower to reimburse Lender for its costs and expenses in negotiating, documenting, and auditing prior to the Closing Date shall not exceed $25,000.

                 14.11 Notices. Except as otherwise provided herein, all notices, demands, and requests that either party is required or elects to give to the other shall be in writing, shall be delivered personally against receipt, or sent by recognized overnight courier services, or mailed by registered or certified mail, return receipt requested, postage prepaid, and shall be addressed to the party to be notified as follows:

                 If to the Lender:         BankAmerica Business Credit, Inc.
                                           Two North Lake Avenue, Suite 400
                                           Pasadena, California 91101
                                           Attention: Portfolio Manager
                                           Fax:  (818) 397-1805
                                           Tel:  (818) 397-1800

                 with a copy to:           Bank of America Legal Department
                                           10124 Old Grove Road
                                           San Diego, California 92131
                                           Attention:  Assistant General Counsel
                                           Fax:  (619) 549-7518
                                           Tel:  (619) 549-7510

                 If to the Borrower:       2860 Junction Avenue
                                           San Jose, California 95134
                                           Attn:  Chief Financial Officer
                                           Fax:  (408) 428-2618
                                           Tel:  (408) 435-3000

                 with a copy to:           Cooley, Godward, Castro,
                                             Huddlesson & Tatum
                                           Five Palo Alto Square
                                           Palo Alto, California 94306
                                           Attn:  Pamela J. Martinson, Esq.
                                           Fax:  (415) 857-0663
                                           Tel:  (415) 843-5000
or to such other address as each party may designate for itself by like notice. Any such notice, demand, or request shall be deemed given when received if personally delivered or sent by overnight courier, or when deposited in the United States mails, postage paid, if sent by registered or certified mail.

                 14.12 Indemnification. BORROWER HEREBY INDEMNIFIES, DEFENDS AND HOLDS LENDER, AND ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL, HARMLESS FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES, DEFICIENCIES, JUDGMENTS, PENALTIES OR EXPENSES IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM, WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL ARISING OUT OF OR BY REASON OF ANY LITIGATION, INVESTIGATIONS, CLAIMS, OR PROCEEDINGS (WHETHER BASED ON ANY FEDERAL, STATE OR LOCAL LAWS OR OTHER STATUTES OR REGULATIONS, INCLUDING, WITHOUT LIMITATION, SECURITIES, ENVIRONMENTAL, OR COMMERCIAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT OR OTHERWISE) COMMENCED OR THREATENED, WHICH ARISE OUT OF OR ARE IN ANY WAY BASED UPON THE NEGOTIATION, PREPARATION, EXECUTION, DELIVERY, ENFORCEMENT, PERFORMANCE OR ADMINISTRATION OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY UNDERTAKING OR PROCEEDING RELATED TO ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY ACT, OMISSION TO ACT, EVENT OR TRANSACTION RELATED OR ATTENDANT THERETO, INCLUDING, WITHOUT LIMITATION, AMOUNTS PAID IN SETTLEMENT, COURT COSTS, AND THE FEES AND EXPENSES OF COUNSEL REASONABLY INCURRED IN CONNECTION WITH ANY SUCH LITIGATION, INVESTIGATION, CLAIM OR PROCEEDING; PROVIDED, HOWEVER, THAT BORROWER SHALL NOT INDEMNIFY LENDER, ITS DIRECTORS, OFFICERS, AGENTS, EMPLOYEES AND COUNSEL FROM SUCH DAMAGES RESULTING FROM THEIR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the foregoing, if, by reason of any suit or proceeding of any kind, nature, or description against Borrower, or by Borrower or any other party against Lender, which in Lender's sole discretion makes it advisable for Lender to seek counsel for protection and preservation of its liens and security assets, or to defend its own interest, such expenses and counsel fees shall be allowed to Lender. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 14.12 may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified matters incurred by Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement. All of the foregoing costs and expenses shall be part of the Obligations and secured by the Collateral.

                 14.13 Waiver of Notices. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

                 14.14 Binding Effect; Assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no interest herein may be assigned by the Borrower without the prior written consent of the Lender. The rights and benefits of the Lender hereunder shall, if the Lender so agrees, inure to any party acquiring any interest in the Obligations or any part thereof.

                 14.15 Modification. This Agreement is intended by the Borrower and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Lender.

                 14.16 Counterparts. This Agreement may be executed in any number of counterparts, and by the Lender and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                 14.17 Captions. The captions contained in this Agreement are for convenience only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

                 14.18 Right of Set-Off. Whenever an Event of Default exists, the Lender is hereby authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender or any affiliate of the Lender to or for the credit or the account of the Borrower against any and all of the Obligations, whether or not then due and payable. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                 14.19 Participating Lender's Security Interests. The Lender may, with notice to but without consent of the Borrower, grant one or more participations in the Loans to Participating Lenders. If a Participating Lender shall at any time with the Borrower's knowledge participate with the Lender in the Loans, the Borrower hereby grants to such Participating Lender, and the Lender and such Participating Lender shall have and are hereby given, a continuing lien on and security interest in any money, securities and other property of the Borrower in the custody or possession of the Participating Lender, including the right of setoff, to the extent of the Participating Lender's participation in the Obligations, and such Participating Lender shall be deemed to have the same right of setoff to the extent of Participating Lender's participation in the Obligations under this Agreement as it would have were it a direct lender.

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                            "BORROWER"

                                            Compression Labs, Incorporated,
                                            a Delaware corporation


                                            By: /s/ William A. Berry
                                               ---------------------------------
                                               [William A. Berry,
                                               Senior Vice President and
                                               Chief Financial Officer]

                                            "LENDER"

                                            BankAmerica Business Credit, Inc.,
                                            a Delaware corporation


                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------